Exhibit 10.7

EXECUTION COPY

CUSTODY AGREEMENT

dated as of April 22, 2022
by and between

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.
(“Company”)

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(“Custodian”)

Table of Contents

Page

1.	DEFINITIONS	1
2.	APPOINTMENT OF CUSTODIAN	4
3.	DUTIES OF CUSTODIAN	4
4.	REPORTING	6
5.	CERTAIN GENERAL TERMS	6
6.	COMPENSATION OF CUSTODIAN	8
7.	RESPONSIBILITY OF CUSTODIAN	9
8.	SECURITY CODES	12
9.	TAX LAW	12
10.	EFFECTIVE PERIOD, TERMINATION	12
11.	REPRESENTATIONS AND WARRANTIES	13
12.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT	14
13.	NOTICES	15
14.	CHOICE OF LAW AND JURISDICTION	15
15.	ENTIRE AGREEMENT; COUNTERPARTS	15
16.	AMENDMENT; WAIVER	16
17.	SUCCESSOR AND ASSIGNS	16
18.	SEVERABILITY	17
19.	REQUEST FOR INSTRUCTIONS	17
20.	OTHER BUSINESS	17
21.	REPRODUCTION OF DOCUMENTS	17
22.	MISCELLANEOUS	18

SCHEDULES

SCHEDULE A – Initial Authorized Persons

i

This CUSTODY AGREEMENT (this “Agreement”) is dated as of April 22, 2022 and is by and between NEW MOUNTAIN GUARDIAN IV BDC, L.L.C. (and any successor or permitted assign), a Delaware limited liability company, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (or any successor or permitted assign acting hereunder), a national banking association, as custodian (in such capacity, along with any successor or permitted assign acting as custodian hereunder, the “Custodian”).

RECITALS

WHEREAS, the Company is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company desires to retain U.S. Bank Trust Company, National Association to act as custodian for the Company and each Subsidiary hereafter identified to the Custodian;

WHEREAS, the Company desires that certain of the Company’s cash be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1           Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“1940 Act” has the meaning set forth in the Recitals.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 5.3(a).

“Business Day” means a day on which the Custodian or the relevant sub-custodian is open for business in the market or country in which a transaction is to take place.

“Cash Account” means, collectively, the segregated accounts to be established at the Custodian to which the Custodian shall deposit or credit and hold any cash received by it from time to time, which account shall be designated the “New Mountain Guardian IV BDC, L.L.C. Cash Interest Proceeds Account” and the “New Mountain Guardian IV BDC, L.L.C. Cash Principal Proceeds Account”.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Eligible Investment” means any investment that at the time of its acquisition is one or more of the following:

(a)	United States government and agency obligations;

(b)           commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”;

(c)           interest bearing deposits in United States dollars in United States banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and

(d)           money market funds (including funds of the bank serving as Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or any government or agency or political subdivision thereof.

“Proper Instructions” means instructions received by the Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company, by any of the following means:

(a)           in writing signed by two (2) Authorized Persons (and delivered by hand, by mail, by overnight courier, or by telecopier);

(b)          by electronic mail sent by one Authorized Person with one or more other Authorized Person(s) copied;

(c)           in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(d)          such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

“Reinvestment Earnings” has the meaning set forth in Section 3.3(b).

“Subsidiary” means any wholly owned subsidiary of the Company identified to the Custodian by the Company.

“Subsidiary Cash Account” shall have the meaning set forth in Section 3.6(a).

1.2 Construction. In this Agreement unless the contrary intention appears:

(a)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)	a reference to a Person includes a reference to the Person’s executors, successors and permitted assigns;

(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)	a reference to the term “including” means “including, without limitation,”;

(h)	a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company; and

(i)	any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian), except to the extent the Custodian requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

1.3	Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1	Appointment and Acceptance. The Company hereby appoints the Custodian as custodian of certain cash owned by the Company and the Subsidiaries (as applicable) and delivered to the Custodian by the Company from time to time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it, subject to and in accordance with the provisions hereof.

2.2	Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3	Company Responsible For Directions. The Company is responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Cash Account. Without limiting the generality of the foregoing, the Custodian has no responsibility for the Company’s compliance with the 1940 Act, any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Cash Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Cash Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

3.	DUTIES OF CUSTODIAN

3.1          Cash Custody Account. The Custodian shall open and maintain with U.S. Bank National Association segregated accounts in the name of the Company, subject only to order of the Custodian, in which the Custodian shall enter and carry the cash of the Company which is delivered to it in accordance with this Agreement.

3.2	Delivery of Cash to Custodian.

(a)	The Company shall deliver, or cause to be delivered, to the Custodian certain of the Company’s cash, including (a) payments of income, payments of principal and capital distributions received by the Company, cash owned by the Company at any time during the period of this Agreement, and (b) cash received by the Company for the issuance, at any time during such period, of shares or other securities or in connection with a borrowing by the Company. The Custodian shall not be responsible for such cash until actually delivered to, and received by it.

3.3           Cash Account and Management of Cash

(a)	Cash received by the Custodian from time to time shall be deposited or credited to the Cash Account. All amounts deposited or credited to the designated Cash Account shall be subject to clearance and receipt of final payment by the Custodian.

(b)	Amounts held in the Cash Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from two Authorized Persons acting on behalf of the Company. Such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company).

(c)	In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such Cash Account as needed to provide necessary liquidity, unless such losses are directly resulting from the Custodian’s gross negligence, willful misconduct or bad faith and breach of the terms of this Agreement. Investment instructions may be in the form of standing instructions (in the form of Proper Instructions acceptable to Custodian).

(d)	The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

(e)	The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder, with notice to be provided to the Company.

3.4	Payment of Moneys. At any time or times, the Custodian shall be entitled to pay (i) itself from the Cash Account, whether or not in receipt of express direction or instruction from the Company, any amounts due and payable to it pursuant to Section 6 hereof, and (ii) as otherwise permitted by Section 5.4, Section 7.4 or Section 10.5 below; provided, however, that in each case (i) the Custodian shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be regularly accounted for to the Company.

3.5         Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the cash held for the Company under this Agreement, as required by Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company (including its independent public accountants) and employees and agents of the Securities and Exchange Commission, upon reasonable request and no less than five Business Days’ prior notice, unless the Custodian agrees to such shorter time, and at the Company’s expense.

3.6	Custody of Subsidiary Cash.

(a)            At the request of the Company, with respect to each Subsidiary identified to the Custodian by the Company, there shall be established at the Custodian a segregated account to which the Custodian shall deposit and hold any cash received by it from time to time, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Cash Account” (the “Subsidiary Cash Account”).

(b)            To the maximum extent possible, the provisions of this Agreement regarding the Cash Account shall be applicable to any Subsidiary Account. The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

4.	REPORTING

For each Business Day, the Custodian shall render to the Company a daily report of all deposits to and withdrawals from the Cash Account (including any Subsidiary Cash Accounts) for such Business Day and the outstanding balance as of the end of such Business Day.

5.	CERTAIN GENERAL TERMS

5.1           Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

5.2         Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

5.3	Proper Instructions

(a)            The Company will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures (whether manual, facsimile, .pdf or other electronic signature) of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by any two Authorized Persons previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by written notice from the Company to the Custodian) and the Company hereby represents and warrants that the true and accurate specimen signatures of such initial Authorized Persons are set forth on Schedule A. If such person elects to give the Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties (except, in each case, to the extent due to the Custodian’s bad faith, willful misconduct or gross negligence, as applicable).

(b)            The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

5.4	Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company:

(a)	make payments to itself as described in or pursuant to Section 3.4, provided that (i) the Custodian shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be regularly accounted for to the Company; and

(b)	endorse for collection cheques, drafts and other negotiable instruments.

5.5           Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate, instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by Authorized Persons. The Custodian may receive and accept a certificate signed by any two Authorized Persons as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination or action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from two Authorized Persons of the Company.

5.6           Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Eastern time, on a Business Day the Custodian will use its best efforts to process such communications as soon as possible after receipt).

6.	COMPENSATION OF CUSTODIAN

6.1	Fees. The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter dated on or about April 1, 2022, between the Company and the Custodian.

6.2           Expenses. The Company agrees to pay or reimburse to the Custodian upon its request from time to time all costs, disbursements, advances, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including any account overdraft resulting from any settlement or assumed settlement, provisional credit, chargeback, returned deposit item, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

7.	RESPONSIBILITY OF CUSTODIAN

7.1           General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the cash except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

7.2	Instructions

(a)           The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)           Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company and otherwise in accordance with any applicable terms of this Agreement.

7.3           General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)           The Custodian may rely on (and shall be protected in acting or refraining from acting in reliance upon) any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be any two Authorized Persons); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document; provided, however, that, if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)           Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action or inaction constitutes gross negligence, willful misconduct or bad faith on its part and in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)           In no event shall the Custodian be liable for any indirect, special, consequential or punitive damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)           The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 6.2 above.

(e)            The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Corporate Trust Services group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) as set forth in Section 13 and specifically referencing this Agreement.

(f)            No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(h)           The Custodian may act or exercise its duties or powers hereunder through agents (including for the avoidance of doubt, sub-custodians) or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care.

(i)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement or earlier resignation of the Custodian.

7.4           Indemnification; Custodian’s Lien.

(a)           The Company shall and does hereby indemnify and hold harmless the Custodian for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Company or any Subsidiary, and any advances or disbursements made by the Custodian (including in respect of any Cash Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, including the enforcement of any indemnification rights hereunder, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s action or inaction constituting gross negligence, bad faith or willful misconduct.

(b)           If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash for any purpose, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own gross negligent action, grossly negligent failure to act, bad faith or willful misconduct, or if the Company fails to compensate or pay the Custodian pursuant to Section 6.1 or Section 7.4 hereof, any cash at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly (or, if specified, within the time frame provided herein), the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement.

7.5           Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Company (including any Authorized Person) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

8.	SECURITY CODES

If the Custodian issues to the Company security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall take commercially reasonable steps to safeguard any security codes, passwords, test keys or other security devices that the Custodian shall make available.

9.	TAX LAW

9.1           Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company, or the Custodian as custodian of the Cash Account, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this Agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Cash Account.

10.	EFFECTIVE PERIOD, TERMINATION

10.1         Effective Date. This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Custodian or the Company pursuant to Section 10.2.

10.2         Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by the Company or the Custodian to the other not later than sixty (60) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

10.3         Resignation. The Custodian may at any time resign under this Agreement by giving not less than sixty (60) days advance written notice thereof to the Company. The Company may at any time remove the Custodian under this Agreement by giving not less than sixty (60) days advance written notice thereof to the Custodian.

10.4         Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable. The Custodian shall, upon receipt of Proper Instruction from the Company deliver directly to the successor Custodian all cash then owned by the Company and held by the Custodian as custodian, provided that the Company shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement (if such form differs from the form in which the Custodian has maintained the same, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

10.5         Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation. All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation of the Custodian.

10.6	Final Report. In the event of any resignation of the Custodian, the Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation.

11.	REPRESENTATIONS AND WARRANTIES

11.1	Representations of the Company. The Company represents and warrants to the Custodian that:

(a)           it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligation;

(b)           in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations; and

(c)           (i) the Company is not a Plan-Assets Vehicle (as defined below); (ii) the Company is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (iii) the aggregate interest in any class of equity interests by any benefit plan investors (as such term is interpreted under ERISA) for whose benefit or account the Accounts for such Company is held does not equal or exceed 25% of the outstanding interests and (iv) neither the portfolio of the Securities or the Accounts for such Company is deemed to be assets of an employee benefit plan which is subject to ERISA. If for any reason the Company breaches or otherwise fails to comply with any of the foregoing representations, warranties, or covenants, then (i) the Custodian’s duties hereunder with respect to such Company shall terminate immediately upon such breach, regardless of whether the Custodian received notice of such breach or provided notice of termination, and promptly thereafter, the Company and the Custodian (or an affiliate of the Custodian) shall negotiate in good faith to enter into a separate ERISA fund custody agreement, (ii) the Company will promptly notify the Custodian of such breach, (iii) the Company acknowledges that the Custodian does not act as investment manager of the Securities or the Accounts and (iv) the Company acknowledges that the Custodian does not provide any services as a “fiduciary” with respect to the Company within the meaning of ERISA §3(21). For purposes herein, “Plan-Assets Vehicle” means an investment contract, product, or entity that holds plan assets (as determined pursuant to ERISA §§3(42) and 401 and 29 CFR §2510.3-101).

11.2	Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)	it is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act;

(b)	it has the power and authority to enter into and perform its obligations under this Agreement;

(c)	it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligations; and

(d)            it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

12.            PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 17).

13.            NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, (iii) electronic mail or (iv) confirmed telecopier or telex, with a duplicate sent by first class mail, postage prepaid:

(a)           if to the Company or any Subsidiary, to

New Mountain Guardian IV BDC, L.L.C.
787 Seventh Avenue, 49th Floor

New York, New York 10019

Attention: Rob Hamwee, John Kline, Shiraz Kajee and Josh Porter
Facsimile: (212) 582-2277

Email: debtops@newmountaincapital.com

(b)           if to the Custodian, to

U.S. Bank Trust Company, National Association
Corporate Trust Services

One Federal Street, Third Floor
Boston, MA 02110

Telephone: (857) 268-0056
Attention: Dana Charles

Email: new.mountain.cdo@usbank.com,with a copy to dana.charles@usbank.com

14.            CHOICE OF LAW AND JURISDICTION

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern. The Custodian and the Company each waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, any other agreement or the transactions contemplated hereby.

15.	ENTIRE AGREEMENT; COUNTERPARTS

15.1	Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates, as of the date hereof, all prior agreements or understandings, oral or written, between the parties to this Agreement relating to such matters.

15.2	Counterparts. This Agreement may be executed in any number of counterparts (whether manual, facsimile, ..pdf or other electronic signature) and all counterparts taken together shall constitute one and the same instrument.

15.3         Facsimile Signatures and Electronic Signatures. The exchange of copies of this Agreement and of signature pages by facsimile, pdf or e-mail or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or pdf or e-mail shall be deemed to be their original signatures for all purposes. By executing this Agreement, the Company hereby acknowledges and agrees, and directs the Custodian to acknowledge and agree and the Custodian does hereby acknowledge and agree, that execution of this Agreement, any Proper Instructions and any other notice, form or other document executed by the Company or the Custodian in connection with this Agreement, by facsimile transmission or electronic signature (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian) shall be permitted hereunder notwithstanding anything to the contrary herein and such facsimile or electronic signatures shall be legally binding as if such facsimile or electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an Authorized Person shall be considered signed or executed by such Authorized Person on behalf of the Company. The Company also hereby acknowledges that the Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

16.	AMENDMENT; WAIVER

16.1	Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

16.2         Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an express written instrument signed by the party against whom it is to be charged.

17.	SUCCESSOR AND ASSIGNS

17.1         Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

17.2         Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

19.           REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

20.           OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

21.           REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

22.           MISCELLANEOUS

The Company acknowledges receipt of the following notice:

“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 22nd day of April, 2022.

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.

By:	/s/ Adam Weinstein
Name: Adam Weinstein
Title: Authorized Signatory

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Custodian

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

[Signature Page to the Custody Agreement]

SCHEDULE A

CERTIFICATE OF AUTHORIZED PERSONS

[On File with the Custodian]